 ASSET PURCHASE AGREEMENT

by and between

ZORO MINING CORP.
Buyer,

and

SOUTH AMERICAN INMOBILARIA S.A.C. and
DONALD LE ROY STILES
(collectively, “Sellers”)

Dated as of February 22, 2010

ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT (the “Agreement”) is made and entered into as of the 22nd  day of February, 2010, by and between ZORO MINING CORP. a Nevada corporation (“Buyer”), with an address at 3040 N. Campbell Ave. Suite 110, Tucson, Arizona USA 85719, and SOUTH AMERICAN INMOBILARIA S.A.C., a Peruvian corporation with an address at Urbanizacion Leon XIII G-2, Cayma, Peru, Arequipa, and DONALD LE ROY STILES, an individual residing at  Urbanizacion Leon XIII G-2, Cayma, Peru, Arequipa (collectively, “Sellers”).  Defined terms are set forth in Article I.

RECITALS

A.
Buyer, through its Peruvian subsidiary Zoro Mining SAC,  desires to purchase from Sellers, the various mining concessions and other property, rights and interests owned by Sellers, located in the Arequipa region of the country of Peru (the “Assets”), more commonly referred to as the
“Fortuna” area of the Yura mining property, and more particularly described in Schedule 1.5 appended hereto, on the following terms and conditions; and

B.	Sellers desire to sell to Buyer the Assets on the following terms and conditions.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants, representations, warranties, conditions, and agreement hereinafter expressed, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

ARTICLE I

DEFINITIONS

1.1           “Action”
means any suit, action, claim, hearing, administrative action, demand, demand letter, Governmental investigation, notice of violation, agreement, understanding, or proceeding arising out of any violation or alleged violation of any Law or any breach or alleged breach of any Contract.

1.2.           “Affiliate”
means a Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the Person referred to.  In this definition, “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of securities, by contract, or otherwise.

1.3.           “Agreement”
has the meaning set forth in the Preamble to this Agreement.

1.4.           “Assets”
has the meaning set forth on Schedule 1.5 attached hereto and includes the mining concessions owned by Sellers and established in accordance with the mining laws of the Republic of Peru, with all attendant rights and privileges.

1.5.           “Authorizations”
means all permits, licenses, certificates, grants or other authorizations of Governmental Authorities.

1.6.           “Bill of Sale”
means the instrument in a form acceptable to Buyer which will be delivered at Closing conveying title to those Assets which are personal property.

1.7.           “Buyer”
means Zoro Mining Corp., a Nevada corporation, and/or its affiliate, Zoro Peru S.A.C.

1.8.           “Closing”
means the consummation of the transactions contemplated by this Agreement.

1.9.           “Closing Date”
means the earliest practicable date following the satisfaction or waiver by each Party of the other Party’s conditions to Closing as set forth in Articles VI and VII to this Agreement, but in no event later than May 1, 2010, or such other date as the Parties may agree in writing.

1.10.           “Communication”
means any verbal or written communication or document relating to the Assets whether prepared or transmitted by Sellers or any Affiliate of Sellers, or a representative of Sellers, and supplied to or on behalf of Buyer prior to or after the date hereof in connection with the transactions contemplated by this Agreement.

1.11.           “Consideration”
has the meaning set out in Section 2.3.

1.12           “Contract”
means any contract, agreement, arrangement, understanding, lease, indenture, note, bond, evidence of indebtedness, undertaking, binding commitment or instrument, or purchase order entered into or made by or on behalf of Sellers in connection with the Assets.

1.13.           “Court”
means any court, grand jury, administrative or regulatory body, Government agency, arbitration or mediation panel or similar body.

1.14.           “Dollars” or “$”
means United States Dollars.

1.15.           “Effective Time”
means the effective time of the Closing, which shall be as of 11:59 p.m. on the day preceding the Closing Date.

               1.16.           “Environment”
means all components of the earth, including land, air, water, any layer of the atmosphere, any organic or inorganic matter and any living organism including humans.

1.17.           “Environmental Claims”
means all third-party Actions, Liens or Governmental Orders arising out of any violation or alleged violation of any Environmental Laws or Environmental Permits, including but not limited to (i) any and all Environmental Claims by Governmental Authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Laws and Environmental Permits, and (ii) Environmental Claims by any third-party seeking damages, contribution, indemnification, cost recovery, compensation, private or Governmental enforcement or injunctive relief resulting from Hazardous Substances or arising from alleged injury or threat of injury to the Environment.

1.18.           “Environmental Health and Safety Laws”
has the meaning given to it in Section 3.10(k) of this Agreement.

1.19.           “Environmental Permits”
means all permits, registrations, approvals, identification numbers, authorizations, and licenses, any renewals of Environmental Permits and all filings with applications to and submissions to any Governmental Authority or other authority, required by any applicable Environmental Laws.

1.20.           “Government” or “Governmental”
 means or refers to the Republic of Peru, the United States of America, any other nation or sovereign state, any federal, bilateral or multilateral governmental authority, any Indian tribe, state, possession, territory, county, district, city or other governmental unit or subdivision, and any branch, agency, or judicial body of any of the foregoing.

1.21.           “Governmental Authority”
means any federal, community, state, municipal or local Government or authority, regulatory or administrative agency, commission, department, board, bureau, agency, instrumentality, Court, tribunal, arbitrator or arbitral body of any Government.

1.22.           “Governmental Order”
means any Order, writ, rule, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

1.23.           “Hazardous Substances”
has the meaning given to it in Section 3.9(d).

1.24.           “Indemnified Losses”
means Losses, plus reasonable attorneys’ fees and expenses incurred in connection with Losses and/or enforcement of this Agreement.

1.25.           “Indemnified Party”
means the Party that is seeking indemnification pursuant to the terms of this Agreement.

1.26.           “Indemnifying Party”
means the Party from whom indemnification is sought pursuant to the terms of this Agreement.

1.27.           “Knowledge” has the meaning given to it in Section 3.12(b).

1.28.           “Law”
means any statute, law, code, treaty, ordinance, rule, regulation, instrument, directive, decree, agreement, policy, Order, consent decrees and consent orders, or injunction of or with any Government, Governmental Authority, quasi-Governmental authority, or Court, and includes without limitation all judicial and administrative interpretations thereof, and all rules or regulations of any regulatory or self-regulatory authority compliance with which is required by Law.

1.29.           “Liabilities”
means liabilities and obligations, whether known or unknown, contingent or absolute, liquidated or unliquidated, and whether or not required to be reflected on the financial statements of a business, whether arising under any Contract, Law, Lien, Order, Plan, Royalty or otherwise.

1.30.           “Lien”
means any lien, security interest, mortgage, deed of trust, option, lease, tenancy, occupancy, covenant, condition, easement, agreement, Royalty, pledge, hypothecation, charge, claim or other encumbrance.

        1.31.           “Losses”
means any and all claims, losses, damages, Liabilities, expenses or costs.

1.32.           “Material Adverse Effect”
means a material adverse effect on the business, operations, results of operations, properties, business prospects, earnings, liabilities or condition, financial or otherwise on the Assets taken as a whole.

1.33.           “Order”
means any order, judgment, writ, injunction, award or decree of any Court or Government.

1.34.           “Ordinary Course”
means, with respect to the Assets (or part thereof), the ordinary course of commercial operations customarily engaged in (or such part thereof) consistent with past practices.

1.35.           “Party”
means either Buyer or Sellers, and “Parties” means both of them .

1.36.           “Person”
means any natural person, any corporation, partnership, limited liability company, limited liability partnership, joint venture, trust, association, company, or other legal entity, and any Government.

1.37.           “Purchase Price”
means the consideration to be paid by Buyer to Sellers at and after Closing.

1.38.           “Real Property”
means each mining or mineral concession or parcel of real property included in the Assets, including without limitation all mines, dumps, impoundments, refuse piles, buildings, plants, warehouses, railroad tracks, rights of way, easements, facilities and other improvements and fixtures thereon and appurtenances thereto and all mining and mineral rights associated therewith (whether pursuant to patented or unpatented mining claims, mineral leases or otherwise), to the extent owned or leased by Sellers.

1.39.           “Release”
means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, migrating, leaching, seeping, dumping or disposing into the Environment.

1.40.           “Schedules”
means the schedules provided for and referred to in this Agreement.

1.41.           “Sellers”
means South American Inmobilaria S.A.C., a Peruvian corporation, and Donald Le Roy Stiles, an individual.

                1.42.           “Securities Laws”
means all applicable securities legislation in all jurisdictions relevant to the issuance of the Shares to the Sellers in connection with the Transaction.

1.43.           “Shares” means the Zoro Shares to be issued to the Sellers on the Closing Date.

1.44.           “Taxes”
means all taxes, charges, fees, duties, levies or other like assessments imposed or assessed by any Government, including income, profits, windfall profit, severance, employment (including Social Security, state pension plans, and unemployment insurance), withholding, payroll, franchise, gross receipts, sales, use, transfer, stamp, occupation, real or personal property, ad valorem, value added, premium, and excise taxes; and shall include all penalties, fines, assessments, additions to tax, and interest resulting from or incurred in connection with such Taxes or in connection with such penalties, fines, assessments or additions to Tax.  Any one of the foregoing Taxes may be referred to sometimes as a “Tax.”

1.45.           “Taxing Authority”
means any Government or Governmental Authority responsible for the imposition or collection of any Tax.

1.46.           Transaction”
means the transactions contemplated by this Agreement, including the issuance of the Shares and the cash payments by the Buyer contained herein.

1.47.           “Transfer Taxes”
means all excise, sales, use, transfer (including Real Property transfer or gains), stamp, documentary, filing, recordation and other similar Taxes and fees which may be imposed or assessed as a result of the transactions effected pursuant to this Agreement, together with any interest, additions or penalties with respect thereto and any interest in respect of such additions or penalties.

1.48           “U.S. Person” has the meaning set out in Regulation S of the 1933 Act.

1.49.           “1933 Act” means the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

ARTICLE II

PURCHASE AND SALE OF ASSETS

2.1.           Assets to be Purchased.

Subject to the terms and conditions hereof, on the Closing Date and as of the Effective Time, Sellers shall sell to Buyer the Assets owned by Sellers. Schedule 1.5 is a true and complete listing of all Assets.

                2.2.           Purchase Price. In order to effect Closing of the Transaction contemplated hereunder, Buyer shall be obligated to provide the following consideration to the Sellers in the following manner:

(a)
Shares Issuance From Treasury and Warrants:  Buyer will be required to issue from the Zoro treasury, at Closing, an aggregate of 6,000,000 restricted common shares (collectively the “Shares”) to the order and direction of the Sellers as follows:

       Sellers                                                                  Allocation of Shares

Donald Le Roy Stiles	4,400,000
South American Inmobilaria S.A.C.	1,600,000
Total	6,000,000

(b)
Pre-Closing, Closing and post-Closing payments:  As an integral part of the Purchase Price consideration, the Buyer shall pay, or cause to be paid to Sellers or their nominees, subject to the time that sufficient funds, net to the Company in the amounts set forth below, are received from the current capital raise for the Company being pursued by Viewpoint Capital LLC:

(1)	The sum of US$100,000 at the time of lifting of the Cease Trade Order by the British Columbia Securities Commission;
(2)	The sum of US$125,000 at Closing of this Agreement,.
(3)	The sum of US$100,000 within six (6) months from the date of Closing.

(c)           Production Royalty, Advance Royalty, and Repurchase Rights:  Buyer shall grant to Sellers and deliver to Sellers a Royalty Deed which shall provide for a 2.5% Net Smelter Return (“NSR”) royalty on the sale of mineral production from the Properties. Said NSR Royalty shall be capped and deemed satisfied when a total amount of US$20 million has been paid to Sellers or their assignees thereunder. Commencing in the first calendar year after Closing, Buyer shall be required to remit to Sellers the sum of US$100,000 per year as an Advance Payment against the NSR royalty. All such Advance Payments shall be credited against the royalty payment obligations of Buyer should production actually be achieved at the Properties.

                Buyer shall have the right, at any time prior to the commencement of commercial production at the Properties, to repurchase 1.5% of the NSR royalty for the payment of the sum of US$8 million to the Sellers.

(d)           Effect of Non-Payment:  Sellers agree and acknowledge that any uncured failures to make monetary payments otherwise required hereunder shall not have an effect on nor relieve them of their obligations to proceed with Closing under this Agreement, with no right of rescission accruing hereunder.

2.3.           Closing.

The Closing shall take place at 9:00 a.m. on the Closing Date at the offices of the Sellers in Tucson, Arizona, or at such other time and place as the Parties may agree in writing.

2.4.           Deliveries of Sellers at Closing.

At Closing, subject to performance of all conditions to Sellers’s obligations in Article VII, Sellers shall execute and deliver or cause to be delivered the documents identified in Article VI.

2.5.           Deliveries of Buyer at Closing.

At Closing, subject to the conditions to Buyer’s obligations in Article VI, Buyer shall (a) execute and deliver or cause to be delivered the Shares, and the documents identified in Article VII, and (b) transfer by wire transfer in immediately available funds, to an account designated by Sellers, that portion of the Purchase Price due at Closing.

2.6.           Acknowledgement of Share and Resale Restrictions.

(a)  The Sellers acknowledges and agree that the Shares will be issued pursuant to a safe harbor from the prospectus and registration requirements of the 1933 Act.  All certificates representing the Shares issued on Closing to U.S. Persons will be endorsed with restricted legends in the same form as the following legend pursuant to the 1933 Act in order to reflect the fact that the Shares are restricted securities and will be issued to the Sellers who are U.S. Persons pursuant to a safe harbor from the registration requirements of the 1933 Act:

“NONE OF THE SECURITIES REPRESENTED HEREBY HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE, AND WERE ISSUED IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.”

(b)  The Sellers acknowledge that Zoro has advised them that Zoro is relying on an exemption from the prospectus and registration requirements of the applicable Securities Laws, and, as a consequence, the Sellers will not be entitled to certain protections, rights and remedies available under applicable Securities Laws, including statutory rights of rescission or damages, and the Sellers will not receive information that would otherwise be required to be provided to the Sellers pursuant to applicable Securities Laws.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES OF SELLERS

Sellers hereby make  the following representations and warranties, each of which is true and correct on the date hereof and each of which shall survive the Closing Date as provided in Section 8.1:

3.1.           Corporate Existence and Power of Sellers.

Sellers include a corporation validly existing and in good standing under the Laws of the jurisdictions of its incorporation.  Sellers have the corporate power to enter into this Agreement, to perform obligations hereunder, and to consummate the transactions contemplated hereby.

3.2.           Approval and Enforceability of Agreement.

(a) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized, approved and ratified by all necessary action on the part of Sellers.  Sellers, to the extent required, have full authority to enter into and deliver this Agreement, to perform its obligations hereunder, and to consummate the transactions contemplated hereby.

(b) Assuming the due execution and delivery hereof by Buyer, this Agreement is the legal, valid and binding obligation of Sellers, enforceable against Sellers according to its terms.

(c) The execution, delivery, and performance of this Agreement by Sellers will not (a) violate or require any consent, approval, or filing under (i) any Law or any Governmental Authority, or (ii) any judgment, injunction, order, writ or decree of any court, arbitrator, Government or Governmental Authority by which Sellers or any of the Assets are bound; (b) conflict with, require any consent, approval, or filing under, result in the breach (whether or not with the giving of notice or lapse of time, or both) or termination of any provision of, constitute a default under, or result in the creation of any claim, security interest, lien, charge, or encumbrance upon any of the Assets pursuant to, (i) Sellers’ articles of incorporation or bylaws, (ii) any indenture, mortgage, deed of trust, license, permit, approval, consent, franchise, lease, Contract, or other instrument, document or agreement to which Sellers are a party or by which Sellers or any of the Assets is bound, or (iii) any judgment, injunction, order, writ or decree of any court, arbitrator, Government or Governmental Authority by which Sellers or any of the Assets is bound; and all Permits and Authorizations required to be held or obtained prior to the Closing, shall have been obtained and shall be in full force and effect as of the Closing Date, except where the failure to hold any such Authorization will not have a Material Adverse Effect on the Assets following the Closing.

3.3.           Tax Matters.  Except as would not result in a Material Adverse Effect, Sellers have duly and timely filed with all appropriate Taxing Authorities all tax returns, information returns, and reports required to be filed by Sellers as respect the Assets.  Sellers have paid in full all taxes, interest, penalties, assessments and deficiencies owed by Sellers to all Taxing Authorities.  All taxes and other assessments and levies which Sellers are required by applicable Law to withhold or to collect have been duly withheld and collected and have been paid over to the proper Governments and Governmental Authorities or are properly held by Sellers for such payment. All claims by the IRS or any other Taxing Authorities for taxes due and payable by Sellers have been paid by Sellers. Sellers are not a party to, and are not aware of, any pending or threatened action, suit, proceeding, or assessment against it for the collection of taxes by any Taxing Authorities.  Sellers are not a party to any agreement or undertaking involving any Tax allocation, Tax sharing or other similar agreement.

3.4.           Properties.

(a)
Sellers are the sole legal and beneficial owners of all interests in the mining and mineral concessions comprising the Assets (the “Concessions”), which are free and clear of, and from, all liens, security interests, charges and encumbrances (each, an “Encumbrance”) and are not subject to any judgment, order or decree in any lawsuit or proceeding;

(b)	Sellers hold all permits, licenses, consents and authorities issued by any government or governmental authority which are necessary in connection with the ownership of the Concessions and Assets;

(c)
Sellers have good and marketable title to the Concessions, free and clear of all mortgages, pledges, security interests or other encumbrances; said Concessions have been properly constituted and applied for, all of which are recorded in accordance with applicable laws and regulations of the Republic of Peru and applicable laws thereto, and such concessions are in good standing;

(d)	all required work commitments on the Concessions required under applicable laws and regulations have been satisfied by Sellers;

(e)
there is no adverse claim or challenge against or to Sellers’ ownership of the Concessions nor is there any basis therefor, and there are no outstanding agreements or options to acquire or purchase the Concessions or any interest in or portion thereof and no person or company has any proprietary or possessory interest in the Concessions or any right whatsoever capable of becoming any of the foregoing;

(f)
Sellers’ ownership of the Concessions is in compliance with, is not in default or violation in any material respect under, and Sellers have not been charged with or received any notice at any time of any material violation of any statute, law, ordinance, regulation, rule, decree or other applicable regulation in connection with their ownership of the Concessions;

(g)
Sellers have duly filed all reports and returns required to be filed with governmental authorities and has obtained all governmental permits and other governmental consents, except as may be required after the execution of this Agreement and all of such permits and consents are in full force and effect, and no proceedings for the suspension or cancellation of any of them, and no investigation relating to any of them, is pending or threatened, and none of them will be adversely affected by the entry into this Agreement or the consummation of the Transaction;

(h)
Sellers have held the Concessions in material compliance with all laws, rules, statutes, ordinances, orders and regulations and Sellers have not received any notice of any violation thereof, nor are Sellers aware of any valid basis therefore;

(i)
there is no adverse claim or challenge against or to the ownership of or title to any part of the Concessions, and there is no basis for such adverse claim or challenge which may affect the Concessions; and

(j)	the Concessions are not subject to any mining or other royalties or similar charges or levies, including those imposed by any federal, state, municipal or local authority.

(k)	Sellers possess valid rights to, claims valid rights to, and currently has authority to take and use all water necessary to support the current or historical operation of the Concessions.

(l)	All of Sellers’ right, title and interest in each of the Concessions will be transferred to Buyer at Closing pursuant to the documents of conveyance provided for in Article VI.

3.5.           Compliance with Laws; Permits and Licenses.

 Except as set forth in Schedule 3.5 and, except where the failure to comply has not had and will not have a Material Adverse Effect on the Assets (a) Sellers are in compliance in all respects with all Laws applicable to the Assets; (b) Sellers hold or have filed in a timely manner applications or renewals for all Authorizations required for the conduct of it operations relative to the Assets as now conducted; (c) Sellers are in compliance with the Authorizations; and (d) there is no reasonable ground to believe that any of the Authorizations will not, in the Ordinary Course, be renewable upon their expiration.  Anything in this Section 3.5 notwithstanding, it is understood and agreed that the foregoing shall not (i) be deemed inaccurate by reason of the ordinary expiration of Authorizations, the renewal of which is expected to be obtained in the Ordinary Course without material expense or material interruption of existing operations or (ii) apply to Environmental Laws or Permits which are dealt with in Section 3.8.

3.6. Contracts.

 Except as set forth in Schedule 3.6, Sellers are not a party to any Contract which is material to the Assets as a whole under the terms of which any other party to that Contract is, by reason of compliance with any provision of this Agreement, entitled:  (a) to terminate that Contract earlier than it would, apart from that compliance, have been liable to be terminated; or (b) to require the adoption of terms less favorable to Sellers than those subsisting in the absence of that compliance.  Sellers are not a party to any Contract which is material to the Assets as a whole of which it is in material default, and no event has occurred which may be grounds for termination of any such Contract by the other party to such Contract, in each case whether with the giving of notice or lapse of time, or both. A list of all material Contracts are set forth on Schedule 3.6 and copies of such material Contracts shall be delivered to Buyer upon request.

3.7.           Litigation and Arbitration.

There is no material Action now pending or, to Sellers’ Knowledge, threatened before any Court, grand jury, Government Authority, arbitration or mediation panel or similar body to which Sellers, in connection with the Assets, are a party.  There is no material Action now pending or, to the Knowledge of Sellers, threatened before any Court, grand jury, Government Authority, arbitration or mediation panel or similar body which seeks to prevent the consummation of the transactions contemplated by this Agreement

3.8.           Environmental Matters.

(a) To the best of its Knowledge, except as set forth on Schedule 3.8, Sellers are and, for the three (3) year period immediately preceding the date of this Agreement, have been in material compliance with all Laws governing its business, operations, properties and assets, including without limitation, Environmental, Health, and Safety Laws (as defined herein), and no event has occurred or is continuing which, with or without the passage of time or the giving of notice, or both, would constitute such non-compliance or have a Materially Adverse Effect on the Assets or any of Sellers’ claims or rights therein.

(b) To the best of its Knowledge, except as set forth in Schedule 3.9, and except as would not result in a Material Adverse Effect, Sellers have obtained, or caused to be obtained, and is in full compliance with, all Authorizations required by all Laws, including without limitation the Environmental, Health and Safety Laws for the ownership of and operation of the Assets as currently being conducted.   There are no administrative or judicial investigations, notices, claims or other proceedings pending or, to the best of Sellers’ Knowledge threatened, by any Governmental Authority or third parties against Sellers, or the Assets, which question the validity or entitlement of Sellers to any Authorization required by any Laws, including without limitation the Environmental, Health and Safety Laws for the ownership and operation of the Assets as currently being conducted, or wherein an unfavorable decision, ruling or finding could have a Material Adverse Effect on the Assets.

3.10.           Employee Matters.  At Closing Sellers shall have no employee, contractor or representative working solely or primarily in connection with the Assets or Properties, and, except as provided for in Section 5.4 below, there is no Liability to Buyer, or any agent or representative thereof, by virtue of Sellers’s employment or termination prior to the Closing of any such employee, contractor or representative.

3.11.           Broker’s Fees.

Sellers have not retained any broker, finder or agent or agreed to pay any brokerage fees, finder’s fees or commissions with respect to the transactions contemplated by this Agreement.

3.12.           Disclaimer of Other Representations and Warranties; Knowledge; Disclosure.

(a) Sellers do not make, and have not made, any representations or warranties relating to Sellers, the Assets, the Real Property, or otherwise in connection with the transactions contemplated hereby other than those expressly set out in this Article III (including all Schedules pertaining thereto).  Without limiting the generality of the foregoing, Sellers have not made, and shall not be deemed to have made, any representations or warranties in any Communications, and no statement contained in any Communications shall be deemed a representation or warranty hereunder or otherwise.  It is understood that any cost estimates, projections or other predictions, any data, any financial information or any memoranda or offering materials or presentations, including but not limited to the Communications, are not and shall not be deemed to be or to include representations or warranties of Sellers.  No Person has been authorized by Sellers to make any representation or warranty relating to Sellers, the Assets, or otherwise in connection with the transactions contemplated hereby and, if made, such representation or warranty must not be relied upon as having been authorized by Sellers. In particular, and without limiting in any way the generality of the foregoing, Buyer expressly acknowledges that no warranty is given by Sellers and no representation is made by them in relation to:  (i) the condition, fitness for purpose, suitability, functionality or lack of defects of the properties, plant and equipment and the Assets; (ii) future matters, including future or forecast costs, revenues or profits, values, reserves or resources (whether proved, probable or inferred); or (iii) markets or supplies.

(b) Wherever used in this Agreement, the term “Knowledge”, when used in respect of Sellers, refers to the actual knowledge of Sellers, after due investigation of all files of Sellers and due inquiry of all relevant personnel of Sellers, in each case as they pertain to the Assets.

(c) Notwithstanding anything to the contrary contained in this Agreement or in any of the Schedules, any information disclosed in one Schedule shall be deemed to be disclosed in all Schedules, provided that the disclosure of such information on such Schedule clearly identifies the other Schedule(s) to which such disclosure relates, either by Schedule number or by sufficient information appearing on such Schedule that a reasonable person would infer, from such disclosure alone and without further investigation, the specific identity of the other Schedule(s) where such disclosure is appropriate. Notwithstanding the foregoing sentence, no breach shall be deemed to have occurred by reason of the failure of Sellers to make any such clear identification so long as Buyer is not prejudiced in any way as a result of such failure.  Certain information set forth in the Schedules may be included solely for informational purposes and may not be required to be disclosed pursuant to this Agreement.  The disclosure of any information shall not be deemed to constitute an acknowledgment that such information is required to be disclosed in connection with the representations and warranties made by Sellers in this Agreement or that it is material, nor shall such information be deemed to establish a standard of materiality.

ARTICLE IV.

REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer hereby makes the following representations and warranties, each of which is true and correct on the date hereof and each of which shall survive the Closing Date as provided in Section 8.1:

4.1.           Corporate Existence of Buyer.

Buyer is a Nevada corporation, validly existing and in good standing.  Buyer has the corporate power to enter into this Agreement, to perform its obligations hereunder, and to consummate the transactions contemplated hereby.

4.2.           Approval and Enforceability of Agreement.

(a) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized, approved and ratified by all necessary action on the part of Buyer.  Buyer has full authority to enter into and deliver this Agreement, to perform its obligations hereunder, and to consummate the transactions contemplated hereby.

(b) Assuming the due execution and delivery hereof by Sellers, this Agreement is the legal, valid and binding obligation of Buyer, enforceable against Buyer according to its terms.

                4.3.           No Breach of Articles or Indentures.

The execution of this Agreement and the consummation of the transactions contemplated hereby has not and will not constitute or result in the breach of any of the provisions of, or constitute a default under, the Articles of Incorporation or bylaws of Buyer, or any material indenture, evidence of indebtedness or other commitment to which Buyer is a party or by which it is bound, which breach or default would have a Material Adverse Effect on Buyer.

4.4.           Litigation and Arbitration.

There is no Action now pending or, to the knowledge of Buyer, threatened before any Court, grand jury, Government Authority, arbitration or mediation panel or similar body which seeks to prevent the consummation of the transactions contemplated by this Agreement.

4.5.           Brokers and Intermediaries.  Neither Buyer nor any of its Affiliates has employed any broker, finder, advisor or intermediary in connection with the transactions contemplated by this Agreement which would be entitled to a broker’s, finder’s or similar fee or commission in connection therewith or upon the consummation thereof.

  ARTICLE V.

CERTAIN COVENANTS AND AGREEMENTS OF SELLERS AND BUYER

5.1.           Access and Information.

(a) Between the date of this Agreement and the Closing Date, Sellers shall permit Buyer and its representatives, at their sole risk cost and expense, to have reasonable access during normal business hours, upon reasonable advance notice, to the books and records of the related to the Assets and shall provide Buyer with reasonable access to the Real Property and Assets, provided that such access shall be conducted by Buyer and its representatives in such a manner as not to interfere unreasonably, and provided further, that Buyer shall indemnify, defend and hold harmless Sellers from any Liabilities or damages suffered by Buyer or its representatives on account of such access to the Assets, except in such cases where damages have been incurred as a result of the gross negligence or willful misconduct of Sellers.  Additionally, Sellers shall provide to Buyer in a timely manner all information as is reasonably requested by Buyer in order for Buyer to provide documentation and information to Buyer’s investors or potential investors in the Assets.  Buyer shall notify Sellers in writing promptly upon its discovery of any information which, in its good faith discretion, constitutes or would indicate a breach by Sellers of any representation, warranty, covenant or agreement of Sellers hereunder.  Should any information require any change in any Schedule attached hereto if the Schedule were dated the date of the occurrence or discovery of any such fact or condition, Sellers shall promptly deliver to Buyer a supplement to such Schedule incorporating such change, which will be deemed to have amended such Schedule for all purposes.  Unless Buyer timely exercises a right to terminate this Agreement pursuant to Section 10.3(c), Sellers’ supplement pursuant to this Section 5.1 shall be deemed to amend this Agreement and any related Schedules and to have cured any misrepresentations or breach of representation or warranty that otherwise might have existed by reason of such fact or condition. Any information provided pursuant to this Section 5.1 shall be subject to the Confidentiality Agreement.

(b) For the period of three (3) years after the Closing Date, Sellers shall reasonably consider a request by Buyer for copies of or access to documents in Sellers’ possession which relate to the Assets.  The Sellers shall not unreasonably withhold its consent to providing such documents.  The Sellers shall however be entitled to withhold consent to a request for copies of, or access to documents where:

(i) the information is confidential or commercially sensitive to Sellers or an Affiliate of Sellers; or

(ii) the information is confidential to any third party;

Provided, however, that such information will not be withheld if it is required to be disclosed by Buyer in connection with Buyer’s compliance with any securities or other Law and such information pertains to or was used by the Business. Buyer shall reimburse Sellers for any costs reasonably incurred by Sellers in complying with a request for copies of or access to documents under this clause.

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(c) Buyer will retain all books, records and other documents pertaining to the Assets in existence at the Effective Time and transferred to Buyer as part of the Assets and will make the same available after the Effective Time for inspection and copying by Sellers at such Person’s expense during the normal business hours of Buyer upon reasonable request and upon reasonable notice.  For a period of three (3) years following the Closing Date, no such books, records or documents shall be destroyed by Buyer without first advising Sellers in writing and giving Sellers a reasonable opportunity to obtain possession thereof.  Without limiting the generality of the foregoing, Buyer will make available to Sellers and any Affiliate of Sellers, and their respective representatives, all information deemed necessary or desirable by Sellers in preparing their respective financial statements or tax returns.  Sellers shall provide to Buyer at the Closing or as soon thereafter as is reasonably possible all appropriate books and records of the Assets being sold pursuant to this Agreement and the transaction contemplated hereby.

5.2.           Authorizations.  Promptly after the execution of this Agreement, Buyer shall use its commercially reasonable efforts to file for and obtain such Authorizations as may be required to complete lawfully the transactions contemplated hereby. Sellers agrees to cooperate fully, execute, and deliver such instruments and documents and take all such other and further actions as may be necessary or desirable in order to obtain such Authorizations.

5.3.           Conduct of Business.

(a) Prior to the Closing, except as otherwise contemplated by this Agreement or consented to or approved by Buyer (which consent shall not be unreasonably withheld), Sellers shall use commercially reasonable efforts to cause the Assets to be operated in all material respects in the Ordinary Course as currently being conducted, and to maintain the facilities at their current status through the date of Closing.  Sellers is responsible for all maintenance expenses including environmental monitoring, and other costs necessary to maintain the current state of the equipment and all other Assets until Closing.

(b) Except in the event of an emergency (in which case Sellers shall provide notice to Buyer as promptly as practicable), without the prior written consent of Buyer, which will not be unreasonably withheld, Sellers in connection with the Assets, will not (i) make, or enter into any Contract that would be assumed by Buyer, for, any material capital expenditure or enter into any material lease of capital equipment or real estate, (ii) enter into any Contract that would be assumed by Buyer, whether for the purchase or sale of inventory, supplies, other products or services or otherwise, and whether in the Ordinary Course or otherwise, involving more than $10,000 or enter into any series of such Contracts with one party or affiliated group of parties involving more than $50,000 in the aggregate.

5.4.           Employee Matters.

                               (a) With respect to the Assets, Sellers shall terminate and/or layoff all employees and independent contractors, unless otherwise instructed by Buyer, prior to the Effective Time.    Sellers shall be responsible for all of Sellers’ termination costs of any former employee and terminated independent contractors of Sellers, including but not limited to accrued but unpaid wages, payments to such terminated employee pursuant to an employee benefit plan or such other similar plans as in effect prior to the Closing, or accrued but unpaid sick leave or vacation, as applicable.

(b)  Notwithstanding, any employee-related Liability that accrues after the Closing Date shall be the responsibility of the Buyer.

5.5.           Tax Matters.

(a) All Transfer Taxes shall be shared equally by Buyer and Sellers.  Buyer and Sellers shall cooperate in the timely preparation and filing of any tax returns that must be filed in connection with any Transfer Taxes.  Any such Taxes or fees resulting from any subsequent transfer of the acquired Assets or any transfer of property on or subsequent to the Closing shall be borne entirely by Buyer.

(b) Liability for real property, personal property, ad valorem and similar non-income Taxes arising from the ownership of the Assets and imposed on a periodic basis for any taxable period beginning before and ending after the Effective Time shall be prorated between Sellers and Buyer with Sellers bearing a portion of such Taxes based on the number of days in the taxable period prior to and including the Effective Time and Buyer bearing a portion of such Taxes based on the number of days in the taxable period after the Effective Time.  Taxes described in this paragraph shall be timely remitted to the Taxing Authority by Sellers, if due prior to the Closing, in which case Buyer shall pay to Sellers its portion of such Taxes at the Closing, and by Buyer, if due on or after the Closing, in which case Sellers shall pay to Buyer its portion of such Taxes within ten (10) business days after such remittance and notice to Sellers.

(c) After the Closing Date, each of Sellers and Buyer and their respective Affiliates shall:

(i) assist the other Party and its Affiliates in preparing any Tax Returns which such Party is responsible for preparing and filing;

(ii) cooperate fully in preparing for any tax audit relating to or arising out of the Business;

(iii) make available to the other and to any Taxing Authority as reasonably requested all information, books, records, and documents relating to Taxes arising out of the conduct of the Business or the ownership or use of the Assets;

(iv) furnish the other Party with copies of all correspondence received from any Taxing Authority in connection with any tax audit relating to or arising out of the conduct of the Business or the ownership or use of the Assets with respect to any such taxable period.

5.6.           Announcement.

Neither Party will issue any press release or otherwise make any public statement with respect to this Agreement and the transactions contemplated hereby without the prior written consent of the other Party (which consent shall not be unreasonably withheld or delayed), except as may be required by applicable Law; provided, however, that in the event any Party is required by Law to issue a press release or otherwise make any public statement or disclosure with respect to this Agreement and the transactions contemplated hereby, such Party will promptly notify the other Party so that such Party may seek a protective order or other appropriate remedy and in the event that no such protective order or other remedy is obtained, the Party may make such disclosure which such Party is advised in writing by counsel is required by Law.

5.7.           Risk of Loss.                                »

All risk of loss or damage to or destruction of the Assets, in whole or in part, shall be and remain with Sellers until the Effective Time of the Closing, provided that all of the transactions contemplated hereby shall have been consummated.

5.8.           Commercially Reasonable Efforts.

Each of the Parties shall use its commercially reasonable efforts to fulfill or obtain the fulfillment of the conditions of the Closing, including, without limitation, the execution and delivery of all agreements contemplated hereunder to be so executed and delivered.

5.9.           No Shop. Sellers agrees that during the period  commencing on the date hereof and ending on the earlier of the Closing Date or the  termination of this Agreement,  Sellers will not,  directly or indirectly, (a)  encourage,  solicit or initiate discussions or negotiations with any corporation,  partnership, person, entity or group,  other than  Buyer,  concerning any merger,  consolidation, sale of assets,  sale of securities, joint venture, or acquisition of beneficial  ownership with respect  to the  Assets,  and  (b)  otherwise  initiate  any action (unless in response to an unsolicited offer) which  would prejudice  the ability of  Buyer  to  close  under  this Agreement.

5.10.           Environmental and other Permits, Bonds and Guarantees.  Upon the execution of this Agreement, Buyer shall immediately apply for and diligently pursue to completion the transfer of all of Sellers’ Environmental and other Permits to the account and name of Buyer. Such Environmental Permits are set forth in Schedule 5.10. At Closing, if the receipt or approval of the actual transfers of such permits is still pending, Buyer shall temporarily utilize, for a period not to exceed six (6) months, the existing permits of Sellers, provided, that Buyer shall fully indemnify, defend and hold harmless Sellers from any permit violations or other Liability created by Buyer after Closing. At Closing, Buyer shall specifically provide arrangements which substitute its credit and financial capacity for that of Sellers, and shall fully release and indemnify Sellers, in all cases where surety or reclamation bonds, guarantees, and other instruments are currently in place on behalf of Sellers with relation to the Assets.

ARTICLE VI.

CONDITIONS TO BUYER’S OBLIGATIONS

The obligations of Buyer to consummate the transactions provided for in this Agreement shall be subject to the satisfaction of each of the following conditions on or before the Closing Date, subject to the right of Buyer to waive any one or more of such conditions:

6.1.           Representations and Warranties of Sellers.

The representations and warranties of Sellers contained in this Agreement shall be true and correct in all material respects on the date hereof and on the Closing Date, except to the extent that any representation or warranty is made only as of a specified date, in which case such representation or warranty shall be true and correct in all material respects as of such date, and except to the extent of changes permitted by the terms of this Agreement.

6.2.           Performance of this Agreement.

Sellers shall have materially performed or complied with all of the obligations to be performed or complied with by it under the terms of this Agreement on or prior to the Closing Date.

6.3.           Certificate of Sellers.

Buyer shall have received a certificate signed by an authorized officer of Sellers dated as of the Closing Date certifying that the conditions set forth in Sections 6.1 and 6.2 hereof have been fully satisfied.

6.4.           Authorizations, Assignments and Consents.  All necessary Authorizations pursuant to Section 5.2 shall have been obtained or applied for, all consents to the assignment of all contracts and other documents or instruments to be assigned hereunder shall have been obtained or applied for, and all notices required to be delivered pursuant to any of the foregoing shall have been delivered in each case at or prior to the Closing.

6.5.           No Injunctions.

No injunction, restraining order or decree of any Court or Governmental Authority shall exist against Buyer or Sellers that prevents, or seeks to prevent, the transactions contemplated hereby.

6.6.Documents.

Buyer shall receive from Sellers on the Closing Date:

(a) an executed copy of this Agreement with all Schedules and Exhibits attached as updated through the Closing.

(b) the Bill of Sale;

(c) special  warranty deeds in respect to the Real Property;

(d) other appropriate documents conveying to Buyer title to the Assets;

(e) the certificate identified in Section 6.3;

(f) the Environmental and other Permits in Sellers’ names as described in Schedule 5.11; and

(g) a title opinion from Peruvian counsel reflecting that Sellers hold good and marketable title to the Concessions.

6.7.           Compliance with Applicable Law.

The filing and waiting period requirements of any and all approvals necessary under any applicable Law relating to consummation of the transactions provided for herein shall have been duly complied with.

6.8           Due Diligence.  Buyer shall have satisfactorily completed its due diligence investigation of the Assets.

6.9           Cease Trade Order.                                           Buyer shall have received, from the British Columbia Securities Commission (“BCSC”) a revocation or lifting of that certain Cease Trade Order dated December 11, 2009 which prohibits the Buyer from issuing securities of the Company.

ARTICLE VII.

CONDITIONS TO SELLERS’ OBLIGATIONS

The obligations of Sellers to consummate the transactions provided for in this Agreement shall be subject to the satisfaction of each of the following conditions on or before the Closing Date, subject to the right of Sellers to waive any one or more of such conditions:

7.1.           Representations and Warranties of Buyer.

The representations and warranties of Buyer contained in this Agreement shall be true and correct in all material respects on the date hereof and on the Closing Date, except to the extent that any representation or warranty is made as of a specified date, in which case such representation or warranty shall be true in all material respects as of such date, and except to the extent of changes permitted by the term of this Agreement.

7.2.           Performance of this Agreement.

Buyer shall have materially performed or complied with all of the obligations to be performed or complied with by it under the terms of this Agreement on or prior to the Closing Date.

7.3.           Certificate of Buyer.

Sellers shall have received a certificate signed by an authorized officer of Buyer dated as of the Closing Date certifying that the conditions set forth in Sections 7.1 and 7.2 hereof have been fully satisfied, confirming that Buyer has made its own independent investigation, analysis and evaluation of the Assets (provided that such certification shall in no way be deemed a waiver of, or in any way relieve Sellers from any obligation with respect to Sellers’ representations and warranties under, this Agreement), and confirming the acknowledgment set forth in Section 8.2.

7.4.           No Injunctions.

No injunction, restraining order or decree of any Court or Governmental Authority shall exist against Buyer or Sellers that prevents the transactions contemplated hereby.

7.5.           Payment of Purchase Price.

Sellers shall receive from Buyer on the Closing Date the Shares, and that portion of the Purchase Price, to be delivered at Closing under Section 2.3 hereof.

7.6.           Compliance with Applicable Law.

The filing and waiting period requirements of and any approvals necessary under any applicable Law relating to consummation of the transactions provided for herein shall have been duly complied with.

7.7.           Documents.  Sellers shall have received (a) a signed copy of this Agreement with all Schedules and Exhibits attached, as updated through and including the Closing.

ARTICLE VIII.

SURVIVAL OF REPRESENTATIONS AND WARRANTIES; CERTAIN ACKNOWLEDGMENTS

8.1.           Survival of Representations and Warranties.

The representations and warranties of the Parties made in this Agreement shall survive the Closing and shall remain in effect for a period of one (1) year after the Closing Date with respect to all representations and warranties, and shall thereupon terminate and be of no further force and effect and no claim for indemnity under Article IX shall thereafter be made with respect thereto except that (a) representations under Section 3.4 with respect to Tax Matters shall survive for the applicable statute of limitations and (b) representations under Sections 3.1 and 3.2 with respect to corporate existence, authority, validity of signatures and enforceability of this Agreement, and Section 3.4 with respect to taxes shall survive indefinitely.  Without limiting the foregoing, to the extent any Party has knowledge of the breach of a representation, warranty or agreement of the other Party (or the facts constituting such breach) and nonetheless proceeds with the Closing, such breach shall be deemed to have been waived and such Party shall have no rights with respect thereto.

ARTICLE IX.
INDEMNIFICATION
9.1.           Indemnification of Buyer.

Subject to the terms and conditions of this Agreement, Sellers hereby agrees to indemnify and hold Buyer harmless from, against and in respect of, any and all Indemnified Losses incurred by Buyer to the extent directly or indirectly resulting from or arising out of (a) any breach or violation of the representations, warranties, covenants or agreements of Sellers contained in this Agreement, or (b) any debts, obligations, duties or liabilities of Sellers. All Indemnified Losses shall be governed solely by Section 9.2. In computing the amount of Indemnified Losses incurred by Buyer, the amount of any income tax savings actually realized by Buyer as a result thereof shall be taken into account.

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9.2.           Limitations on Claims.

In no event shall Sellers have any obligation to indemnify Buyer in respect of Indemnified Losses in excess of an amount equal to the Purchase Price paid by Buyer to Sellers hereunder. Notwithstanding anything in this Agreement to the contrary, Sellers shall have no obligations or liabilities under this Agreement:

(a) unless Buyer has given written notice to Sellers setting out specific details of the Indemnified Losses as soon as reasonably practicable after Buyer becomes aware of the facts, matters or circumstances on which the claim is based, and in any event by the expiration of the relevant representations and warranties as provided in Section 8.1;

(b) unless and until the amount of all Indemnified Losses totals at least Fifty Thousand Dollars ($50,000) in the aggregate, provided however, that materiality limitations shall not be taken into consideration when calculating the aggregate amount of Indemnified Losses for purposes of this Section 9.2(b);

(c) to the extent that compensation in respect of the Indemnified Loss:

(i) is recovered by Buyer or any Affiliate under or out of any insurance or indemnity agreement; or

(ii) would have been recoverable by Buyer or any Affiliate under or out of any insurance or indemnity by reasonable efforts to pursue the Indemnified Loss under such insurance or indemnity;

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(e) if the Indemnified Loss arises solely from any change after the date of this Agreement in any applicable Law
     (whether or not with any retrospective effect);
(f) for any indirect, special, consequential, nominal or incidental damages or lost profits.

9.3.           Indemnification of Sellers.

Subject to the terms and conditions of this Agreement, Buyer hereby agrees to indemnify and hold Sellers harmless from, against and in respect of, any and all Indemnified Losses incurred by any of them to the extent directly resulting from or arising out of any breach or violation of the representations, warranties, covenants or agreements of Buyer contained in this Agreement or arising from the operation of the Business or the ownership or use of the Assets after the Closing Date or from the Assumed Liabilities, provided that Sellers shall have no right to indemnification hereunder unless and until the amount of all Indemnified Losses totals at least Fifty Thousand Dollars ($50,000) in the aggregate.

9.4.           Participation in Litigation.

In the event any suit or other proceeding is initiated which an Indemnified Party alleges that an Indemnifying Party is or may be obligated to indemnify the Indemnified Party hereunder, the Indemnifying Party shall control the defense of such suit or proceeding, at its expense and by counsel of its choosing, provided that such counsel is reasonably satisfactory to the Indemnified Party; provided, however, that the Indemnified Party shall have the right to engage its own counsel, at its own expense, to participate in such defense.  Such counsel shall be afforded access to all information pertinent to the suit or proceeding in question.  If, in the reasonable opinion of counsel to the Indemnified Party, there are defenses available to the Indemnified Party which are different from or additional to those available to the Indemnifying Party or which give rise to a material conflict between the defense of the Indemnified Party and of the Indemnifying Party, then upon notice to the Indemnifying Party, the Indemnified Party may elect to engage separate counsel to conduct its defense, at the expense of the Indemnifying Party, and the Indemnifying Party shall not have the right to direct or conduct such defense.  The Indemnifying Party shall not settle or otherwise compromise any such suit or proceeding without the prior consent of the Indemnified Party, which consent shall not be unreasonably withheld, if the effect of such settlement or compromise would be to impose material liability on the Indemnified Party.

9.5.           Claims Procedure.

In the event from time to time an Indemnified Party believes that it has or will suffer any Losses for which an Indemnifying Party is obligated to indemnify it hereunder, it shall promptly notify such Indemnifying Party in writing of the matter, specifying therein the reason why the Indemnified Party believes that the Indemnifying Party is or will be obligated to indemnify, the amount, if liquidated, to be indemnified, and the basis on which the Indemnified Party has calculated such amount; if not yet liquidated, the notice shall so state.

ARTICLE X.
MISCELLANEOUS

10.1.           Assignment; Binding Agreement.

(a) Neither this Agreement nor any rights or obligations of a Party hereunder may be assigned without the other Party’s prior written consent except to an Affiliate of a Party (provided that in such event such Party shall remain liable for the performance of any obligations it may assign to an Affiliate).

(b) This Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the parties hereto and to their respective successors and permitted assigns.  Nothing in this Agreement, express or implied, is intended to confer upon any other person any rights, remedies, obligations, or liabilities.

10.2.           Further Assurances.

From time to time after the Closing, Sellers will execute and deliver, or cause to be executed and delivered, such documents to Buyer as Buyer shall reasonably request in order to consummate more effectively the transactions contemplated by this Agreement, and from time to time after the Closing, Buyer will execute and deliver, or cause to be executed and delivered, such documents to Sellers as Sellers shall reasonably request in order to consummate more effectively the transactions contemplated by this Agreement.

10.3.           Termination of Agreement.

This Agreement and the transactions contemplated hereby may be terminated prior to the Closing Date only as follows:

(a) by mutual written consent of Buyer and Sellers;

(b) by either Buyer or Sellers if the Closing shall not have occurred on or before May 1, 2010, or such other date, if any, as Buyer and Sellers shall agree upon in writing, provided that such failure of the Closing to occur is not the result of a breach of this Agreement by the Party seeking to terminate this Agreement or the amendment of any Schedule pursuant to Section 5.1(a) of this Agreement which amendment, materially and adversely affects the value of the transaction contemplated hereby.;

(c) by Buyer after receipt by Buyer of a supplement delivered by Sellers pursuant to Section 5.1, if the matter disclosed in the supplement would have a Material Adverse Effect; provided, however, that Buyer may only terminate this Agreement pursuant to this Section 10.3(c) if it first gives notice to Sellers of Buyer’s intent to so terminate and Sellers has not remedied or taken steps that would remedy the situation giving rise to the Material Adverse Effect within 30 days of receipt of such notice; and

(d) by Buyer if, after using its commercially reasonable efforts in an attempt to procure financing to consummate the transactions contemplated herein, it is unable to secure such financing.

10.4.           Expenses.

Each of the Parties shall pay the fees and expenses of its respective counsel, accountants and other experts and shall pay all other expenses incurred by it in connection with the negotiation, preparation and execution of this Agreement and the consummation of the transactions contemplated hereby.

10.5.           Entire Agreement and Modification.

This Agreement, including the Exhibits and Schedules attached hereto, and the documents delivered pursuant hereto, constitute the entire agreement between the Parties and supersede all prior discussions, negotiations or agreements covering the subject matter of this Agreement.  No changes of, modifications of, or additions to this Agreement shall be valid unless the same shall be in writing and signed by all Parties hereto.

10.6.           Severability.

If any provision of this Agreement shall be determined to be contrary to Law and unenforceable by any Court, the remaining provisions shall be severable and enforceable in accordance with their terms.

10.7.           Waiver.

Any of the conditions to Closing set forth in this Agreement may be waived at any time prior to or at the Closing hereunder by the Party entitled to the benefit thereof.  The failure of any Party hereto to enforce at any time any of the provisions of this Agreement shall in no way be construed to be a waiver of any other breach of such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of such Party thereafter to enforce each and every such provision.  No waiver of any breach of or non-compliance with this Agreement shall be held to be a waiver of any other or subsequent breach or non-compliance.

10.8.           Counterparts.

This Agreement may be executed in one or more identical counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

10.9.           Headings; Interpretation.

The table of contents and article and section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of the Agreement.  Both Parties have participated substantially in the negotiation and drafting of this Agreement and each Party hereby disclaims any defense or assertion in any litigation or arbitration that any ambiguity herein should be construed against the draftsman.

10.10.           Governing Law.

This Agreement shall be construed and interpreted according to the Laws of the State of Arizona, USA, without regard to the application of choice of law principles.  Each of the Parties irrevocably agrees that any Action or proceeding with respect to this Agreement or for recognition and enforcement of any judgment in respect hereof brought by the other Party hereto or its successors or assigns shall be brought and determined in the United States District Court in Arizona for the District in which Tucson is located, and each of the Parties hereby irrevocably submits with regard to any such Action or proceeding for itself and in respect to its property, generally and unconditionally, to the jurisdiction of the aforesaid courts.  Each of the Parties hereto hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim, or otherwise, in any Action or proceeding with respect to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the above named court for any reason other than the failure to serve process in accordance with this Section 10.10, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through judgment or otherwise), and (c) to the fullest extent permitted by applicable Law that (i) the Action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such Action or proceeding is improper and (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.  Each Party hereto waives all personal service of any and all process upon such Party related to this Agreement and consents that all service of process upon such Party shall be made by hand delivery, certified mail or confirmed telecopy directed to such Party at the address specified in Section 10.11 hereof; and service made by certified mail shall be complete seven days after the same shall have been posted.  In the event either Party shall be forced to bring any legal action to protect or defend its rights hereunder, then the prevailing party in such proceeding shall be entitled to reimbursement from the non-prevailing Party of all fees, costs and other expenses (including, without limitation, the reasonable expenses of its attorneys) in bringing or defending against such action.

10.11.           Notices.

All notices, requests, demands and other communications hereunder shall be deemed to have been duly given if the same shall be in writing and shall be delivered or sent (a) by personal delivery against a receipted copy, (b) by facsimile against a confirmation of receipt, or (c) by a nationally-recognized overnight commercial courier against a delivery confirmation, and addressed as set forth below:

(a)	If to Buyer:

Zoro Mining Corp.
Attention: Andrew Brodkey, CEO
3040 N. Campbell Avenue, Suite 110
Tucson, Arizona 85719
(520) 989-0022
(520) 623-3326 (fax)
Email: abrodkey@kriyah.co

                            (b)   If to Sellers:
C/o Harold Gardner
22604 S. 215th Street
Queen Creek, Arizona, USA 85242
(480) 326-3472
Email: halchileperu@yahoo.com

Any such notice shall be effective upon receipt as confirmed above.  Either Party may change the address to which notices are to be addressed by giving the other Party notice in the manner herein set forth.

10.12.           Remedies. The parties hereto acknowledge that in the event of a breach of this Agreement, any claim for monetary damages hereunder may not constitute an adequate remedy, and that it may therefore be necessary for the protection of the parties and to carry out the terms of this Agreement to apply for the specific performance of the provisions hereof.  It is accordingly hereby agreed by all parties that no objection to the form of the action or the relief prayed for in any proceeding for specific performance of this Agreement shall be raised by any Party, in order that such relief may be expeditiously obtained by an aggrieved Party. All parties may proceed to protect and enforce their rights hereunder by a suit in equity, transaction at law or other appropriate proceeding, whether for specific performance or for an injunction against a violation of the terms hereof or in aid of the exercise of any right, power or remedy granted hereunder or by law, equity or statute or otherwise.  No course of dealing and no delay on the part of any Party in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice its rights, powers or remedies, and no right, power or remedy conferred hereby shall be exclusive of any other right, power or remedy referred to herein or now or hereafter available at law, in equity, by statute or otherwise.

[SIGNATURES APPEAR ON NEXT PAGE]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement, as of the day and year first above written.

BUYER

ZORO MINING CORP.

By: _____________________

Name: ____________________

Title: ____________________

ATTEST:

Name:

Title:

SELLERS

SOUTH AMERICAN INMOBILARIA S.A.C.

By: __________________________________

Name: _______________________________

Title: _______________________________

ATTEST:

Name:
Title:

DONALD LE ROY STILES

By: __________________________________

ATTEST:

Name:

Title:

TABLE OF SCHEDULES AND EXHIBITS

Schedule 1.5 Assets

Exhibit 1 to Schedule 1.5 List of Real Property

Schedule 3.5 Compliance with Laws, Permits and Licenses

Schedule 3.6 Contracts

Schedule 3.8 Environmental Matters

Schedule 5.11  ………………………………………….Sellers’ Environmental and other Permits

SCHEDULE 1.5

ASSETS

“Assets” means the following assets and property and associated rights and interests, real, personal, and mixed, tangible and intangible, of whatever kind, owned by Sellers:

(a) the list of Real Property and Concessions appended to this Schedule 1.5 as Exhibit 1;

(b) all assets owned by Sellers for use in connection with the Concessions;

(c) all Contracts of Sellers related to the Concessions;

(d) all machinery, equipment, vehicles, consumables, supplies, spare parts and tools of Sellers used solely in connection with the Concessions;

(e) all Real Property of Sellers used solely in connection with the Concessions, including without limitation all fee land, patented and unpatented claims, leases (surface and mineral) and water rights;

(f) all Real Property improvements and fixtures thereon and appurtenances thereto of Sellers used in connection with the Concessions, including without limitation all surface, underground and in-situ mines, concentrators, plants, dumps, impoundments, refuse piles, buildings, plants, processing facilities, tank houses, warehouses, and railroad tracks;

(g) all permits, registrations, approvals, licenses and certifications issued (or applications or renewals thereof) to Sellers by a Government solely in connection with the Concessions, to the extent assignable under the terms thereof and applicable Law;

(h) all records, including business, computer, engineering, and other records, and all associated documents, discs, tapes, and other storage or recordkeeping media of Sellers prepared or held in connection with the Concessions, including but not limited to all sales data, customer lists, accounts, bids, contracts, supplier records, and other data and information, excluding corporate minute books and Tax records of Sellers; and

(i) all Authorizations, Environmental Permits and other permits.

EXHIBIT 1 TO SCHEDULE 1.5

List of Real Property

The following mineral concessions located in the Arequipa department, Arequipa province, Vitor district, Republic of Peru

NAME	HECTARES	FILING CODE	OWNER
Yebacha 2	997.84	050005706	Donald Le Roy Stiles
Yebacha 9	100	050004506	Donald Le Roy Stiles
Yebacha 14	400	050008606	South American Inmobiliaria S.A.C.

[Missing Graphic Reference]

SCHEDULE 3.5

Compliance with Laws, Permits and Licenses

No violations or noncompliance

SCHEDULE 3.6

Material Contracts

MATERIAL CONTRACTS CONVEYED TO AND ASSUMED BY BUYER

None

SCHEDULE 3.8

Environmental Matters

None—no noncompliance

SCHEDULE 5.10

Sellers’ Environmental Permits

To be provided by Seller prior to Closing